UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2016

OREXIGEN THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33415	65-1178822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3344 N. Torrey Pines Ct., Suite 200, La Jolla, CA		92037
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 875-8600

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

On May 20, 2016, the board of directors (the “Board”) of Orexigen Therapeutics, Inc. (the “Company”), pursuant to the Company’s bylaws, voted to set the size of the Board at nine (9) members and appoint Deb Jorn to the Board effective as of May 20, 2016. Ms. Jorn was appointed as a Class II director, with an initial term expiring at the Company’s 2018 annual meeting of stockholders. This appointment by the Board was based on the recommendation of its nominating/corporate governance committee. Ms. Jorn has been determined by the Board to be independent within the meaning of the independent director standards of the Securities and Exchange Commission and the Nasdaq Stock Market, Inc.

In connection with Ms. Jorn’s appointment to the Board, she will be entitled to receive compensation consistent with that of the Company’s other non-employee directors under the Company’s Amended and Restated Independent Director Compensation Policy. In accordance with the Company’s Amended and Restated Independent Director Compensation Policy, Ms. Jorn was granted an option to purchase 70,000 shares of the Company’s common stock and will receive annual cash compensation in the amount of $40,000 for her service as a director. The terms of the options granted to Ms. Jorn are governed by the Company’s Amended and Restated Independent Director Compensation Policy, which was previously filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 on November 12, 2013, and is incorporated herein by reference. The Company also entered into a standard indemnification agreement with Ms. Jorn, effective upon her appointment to the Board. The Indemnification Agreement provides, among other things, that the Company will indemnify Ms. Jorn, under the circumstances and to the extent provided for therein, for certain expenses which she may be required to pay in connection with certain claims to which she may be made a party by reason of her position as a director of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s bylaws. The Company’s standard form of indemnification agreement was previously filed as an exhibit to the Company’s Registration Statement on Form S-1 on December 19, 2006, as amended, and is incorporated herein by reference.

There are no arrangements or understandings between Ms. Jorn and any other person pursuant to which she was selected to serve on the Board. There are no family relationships between Ms. Jorn and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer. There are no transactions in which the Company is a party and in which Ms. Jorn has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

A copy of the Company’s press release announcing the appointment of Ms. Jorn is attached hereto as Exhibit 99.1 and is incorporated by reference.

Resignation of Officer

On May 20, 2016, Dr. Preston Klassen notified the Company of his resignation as EVP, Product Development. The Company expects Dr. Klassen’s resignation to be effective on or about May 27, 2016 (the “Separation Date”).

Pursuant to applicable law and Dr. Klassen’s employment agreement, as amended, he will be paid all accrued salary and unused vacation earned through the Separation Date. Additionally, to the extent provided by federal COBRA law and applicable state insurance laws, and the Company’s group health insurance policies, Dr. Klassen may be eligible to continue coverage at his own expense under such group health insurance policies following the Separation Date.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Form of Director and Executive Officer Indemnification Agreement previously filed as an exhibit to the Company’s Registration Statement on Form S-1 on December 19, 2006, as amended (File No. 333-139496), and is incorporated herein by reference.

10.2	Amended and Restated Independent Director Compensation Policy, previously filed as an exhibit to the Company’s Quarterly Report on Form 10-Q on November 12, 2013, and is incorporated herein by reference.

99.1	Press release dated May 23, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OREXIGEN THERAPEUTICS, INC.

Date: May 23, 2016	By:	/s/ Michael Narachi
	Name:	Michael Narachi
	Title:	Chief Executive Officer